UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts		01748
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements	3

SIGNATURE	3

Item 1.01. Entry into Material Definitive Agreements.

On December 16, 2011 the Company purchased a total of 1,108,425 shares of the Company’s common stock held by certain shareholders of the Company at $0.01 per share or a total of $11,084.25. 60,000 Shares were purchase from Robert Gipson (an affiliate of the Company). 530,000 shares were purchased from Thomas Gipson. 100,000 shares were purchased from Ingalls and Snyder Value Partners. 50,000 shares were purchased from Arthur Koenig. 218,425 shares were purchased from Nikos Monoyios. An additional 150,000 shares were purchased from other holders. The closing price for the Company’s stock on December 16 was $0.14 per share. The price per share paid by the Company to the sellers represented a 93% discount to the market price for the shares.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.

Date: December 21, 2011	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer